Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3) pertaining to the registration of 20,518,523 shares of iVOW, Inc. common stock of our report dated March 2, 2004, with respect to the consolidated financial statements and schedule of iVOW, Inc. (f/k/a Vista Medical Technologies, Inc.) included in its Annual report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 2, 2005